Exhibit 10.9

MANAGEMENT STOCKHOLDERS
REGISTRATION RIGHTS AGREEMENT
OF
AMC ENTERTAINMENT INC.

This Registration Rights Agreement, dated as of April [   ], 2007 and effective as of the Effective Time (as defined below) (this “Agreement”), by and among Marquee Holdings Inc. (to be renamed AMC Entertainment Inc., as described below), a Delaware corporation (the “Company”), and each of the individuals listed on Schedule 1 (each individually, a “Management Stockholder,” and collectively, the “Management Stockholders”). These parties are sometimes referred to herein individually by name or as a “Party” and collectively as the “Parties. The definitions of certain capitalized terms used herein are set forth in Section 1 hereto.

RECITALS:

WHEREAS, each of the Management Stockholders is an employee, executive officer, or director of the Company or one or more subsidiaries of the Company;

WHEREAS, each of the Management Stockholders holds share of Class N Common Stock of the Company, par value $0.01 per share (the “Class N Common Stock”);

WHEREAS, the Company is registering shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), for sale to the public in an initial public offering (“Initial Public Offering”) pursuant to the Company’s registration statement filed on Form S-1 with the Securities and Exchange Commission on [           ], 2007;

WHEREAS, prior to the Initial Public Offering, each share of Class N Common Stock shall be converted into shares of Common Stock pursuant to the Second Amended and Restated Certificate of Incorporation of Marquee Holdings Inc., dated January 26, 2006 (the “Original Certificate of Incorporation”);

WHEREAS, prior to the Initial Public Offering, the Company is adopting a Third Amended and Restated Certificate of Incorporation to replace the Original Certificate of Incorporation and change its name from Marquee Holdings Inc. to AMC Entertainment Inc.;

WHEREAS, concurrently with the execution hereof, the Company, the JPMP/Apollo Investors and the BCS Investors named therein are entering into that certain Third Amended and Restated Stockholders Agreement (as may be amended or modified from time to time, the “AMC Stockholders Agreement”);

WHEREAS, the Company, each of the Investors named therein and the Management Stockholders entered into that certain Management Stockholders Agreement, dated as of December 23, 2004 and amended and restated as of January 26, 2006 (“Management Stockholders Agreement”);

WHEREAS, in connection with the Initial Public Offering, the parties hereto wish to terminate the Management Stockholders Agreement and release each party thereto from all present and future obligations and liabilities thereunder and such termination, pursuant to Section 7 of the Management Stockholders Agreement, has been approved by (i) resolution of the board of directors of the Company (the “Board”), (ii) the Requisite Stockholder Majority (as defined therein) and (iii) the Management Stockholders holding the aggregate majority of the then outstanding Restricted Shares (as defined therein); and

WHEREAS, the parties hereto desire to provide to the Management Stockholders certain registration rights in respect of the Registrable Stock, upon the terms and subject to the conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.                                            Definitions.

(a)                                  As used in this Agreement, the following terms have the following meanings:

“Agreement” has the meaning set forth in the preamble.

“Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“AMC Stockholders Agreement” has the meaning set forth in the recitals.

“Board” has the meaning set forth in the recitals.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Class N Common Stock” has the meaning set forth in the recitals.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Convertible Securities” means any evidence of indebtedness, shares of stock or other securities (other than Options or Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Stock.

“Effective Time” means the time and date of the consummation of the Initial Public Offering.

“Employee Option” means any Option held by any Management Stockholder.

“Initial Public Offering” has the meaning set forth in the recitals.

“Litigation” has the meaning set forth in Section 4(l).

“Management Stockholder” and “Management Stockholders” has the meaning set forth in the preamble.

“Management Stockholders Agreement” has the meaning set forth in the recitals.

“Options” means any options to subscribe for, purchase or otherwise directly acquire Stock, other than any such option held by the Company or any right to purchase shares pursuant to this Agreement.

“Original Certificate of Incorporation” has the meaning set forth in the recitals.

“Party” and “Parties” has the meaning set forth in the preamble.

“Person” includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

“Public Sale” means a Transfer pursuant to (i) a bona fide public offering pursuant to an effective registration statement filed under the Securities Act or (ii) Rule 144 (other than in a privately negotiated sale).

“Registrable Stock” means as of any date of determination with respect to any Management Stockholder, all Stock then held by such Management Stockholder, including any Stock received after the date hereof, directly or indirectly, with respect to or in exchange of, or substitution for on conversion of such Stock, including by way of dividend or distribution, recapitalization, merger, consolidation or other reorganization.

“Shares” means (a) all shares of Stock, whenever issued, including all shares of Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Stock” means Common Stock, together with any other classes or series of equity securities of the Company.

“Successor Entity” has the meaning set forth in Section 4(i).

“Underwriter Cutback” means in any Demand Registration the advice of the managing underwriter or underwriters thereof, if such registration is underwritten, to the Company in writing that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering, including an impact on the selling price and other terms of such offering.

“Warrants” means any warrants to subscribe for, purchase or otherwise directly acquire Stock or Convertible Securities.

(b)                                 Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”, (vi) each defined term has its defined meaning throughout this Agreement, whether the definition of such term appears before or after such term is used, and (vii) the word “or” shall be disjunctive but not exclusive.

(c)                                  References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(d)                                 References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

Section 2.                                            Registration Rights.

(a)                                  Piggyback Registrations. If the Company at any time proposes to register under the Securities Act any Stock or any security convertible into or exchangeable or exercisable for Stock, whether or not for sale for its own account and other than pursuant to a Demand Registration (as defined in the AMC Stockholders Agreement), on a form and in a manner which would permit registration of the Stock held by the Management Stockholders for sale to the public under the Securities Act, the Company shall give written notice of the proposed registration to each Management Stockholder not later than thirty (30) days prior to the filing thereof. Each Management Stockholder shall have the right to request that all or any part of such Management Stockholder’s Stock be included in such registration. Each Management Stockholder can make such a request by giving written notice to the Company within ten (10) Business Days after the receipt of the Company’s notice of the proposed registration; provided, however, that if the registration is an underwritten registration and there is an Underwriter Cutback, the Company will include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters can be sold without having a material adverse effect on the success of the offering, as follows: first, the securities which the Company proposes to sell; second, the securities of the Investors (and their Permitted Transferees (as defined in the AMC Stockholders Agreement); third, the securities of the Management

Stockholders pro rata among all such Management Stockholders on the basis of the relative percentage of such securities then held by all Management Stockholders who have requested such securities be so included (it being further agreed and understood, however, that such underwriters shall have the right to reduce or eliminate entirely the participation of the Management Stockholders). Registrable Stock proposed to be registered and sold pursuant to an underwritten offering for the account of any Management Stockholders shall be sold to the prospective underwriters, selected by the holders of a majority of the Stock to which such Registration Statement relates and approved by the Company, on the terms and subject to the conditions of one or more underwriting agreements negotiated between the holders of Stock to which such Registration Statement relates, the Company and the prospective underwriters (which underwriting agreement(s), for the avoidance of doubt, any Management Stockholder exercising registration rights pursuant to this Section 2 may be required by the Company to execute). The Company may withdraw any Registration Statement at any time before it becomes effective, or postpone or terminate the offering of securities, without obligation or liability to any Management Stockholder.

(b)                                 Holdback Agreements. Notwithstanding any other provisions of this Agreement, each Management Stockholder agrees that (if so required by the underwriters in an underwritten offering and provided that such condition is applicable equally to all Management Stockholders) he or she will not (and it shall be a condition to the rights of each Management Stockholder under this Agreement that such Management Stockholder does not) offer for Public Sale any Stock during the thirty (30) days before and a period not to exceed ninety (90) days after the effective date of any Registration Statement filed by the Company in connection with any underwritten Public Sale of Stock (except as part of such underwritten registration or as otherwise permitted by such underwriters); provided, however, that in each case, no Management Stockholder shall object to shortening such period if the underwriter agrees that shortening such period would not materially and adversely affect the success of the offering.

(c)                                  Expenses. Except as otherwise required by state securities or blue sky laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company and the Management Stockholders in connection with any registration under this Section 2 shall be borne by the Company, except that the following expenses shall be borne by the Management Stockholder incurring the same: (i) the costs and expenses of counsel to such Management Stockholder to the extent such Management Stockholder retains counsel; (ii) discounts, commissions, fees or similar compensation owing to underwriters, selling brokers, dealer managers or other industry professionals, to the extent relating to the distribution or sale of such Management Stockholder’s securities; and (iii) transfer taxes with respect to the securities sold by such Management Stockholder.

Section 3.                                            Termination of Agreement. The registration rights granted under this Agreement will terminate at such time as there shall no longer be any Registrable Stock.

Section 4.                                            Miscellaneous.

(a)                                  Termination of Management Stockholders Agreement. The parties hereto agree that, effective as of the Effective Time, the Management Stockholders Agreement shall be terminated and of no further force or effect without any further action on the part of any party, and each party thereto hereby releases each other party thereto from all rights and obligations under the Management Stockholders Agreement effective as of the Effective Time.

(b)                                 Specific Performance, Etc. Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of each other Party’s obligations under this Agreement. Each Party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and each Party hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(c)                                  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the state of Delaware.

(d)                                 Interpretation. The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.

(e)                                  Notices. All notices, requests or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid and certified with return receipt requested, or by depositing such writing with a reputable overnight courier for next day delivery, or by delivering such writing to the recipient in person, by courier or by facsimile transmission. A notice, request or consent given under this Agreement shall be deemed received when actually received if personally delivered, when transmitted, if transmitted by facsimile with electronic confirmation, the day after it is sent, if sent for next day delivery and upon receipt, if sent by mail. All such notices, requests and consents shall be delivered as follows:

(i)                                     if to the Company, addressed to it at:

AMC Entertainment Inc.
920 Main Street
Kansas City, MO 64105
Fax: (816) 480-4700
Attn:                    Kevin M. Connor

with a copy to:

O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, NY 10036
Attn:                    Monica Thurmond

and

(ii)                                  if to a Management Stockholder, to the address set forth on such Management Stockholder’s signature page hereto.

(f)                                    Recapitalization, Exchange, Etc. Affecting the Company’s Common Stock. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all shares of Common Stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, conversion to a corporation or otherwise) that may be issued in respect of, in exchange for, or in substitution of, the Common Stock and shall be appropriately adjusted for any dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

(g)                                 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

(h)                                 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

(i)                                     Amendment. This Agreement may be amended, modified or extended, and the provisions hereof may be waived, only by resolution of the Board approved by the Management Stockholders holding in the aggregate a majority of the then outstanding Restricted Shares. At any time hereafter, Persons acquiring Stock or Employee Options may be made parties hereto by executing a signature page in the form attached as Exhibit A hereto, subject to approval by the Company (acting through the Board of Directors), and upon countersignature by the Company, such signature page shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto. Except as otherwise provided herein, in the event that (A) the Company or any successor or assign consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (B) the Company or any successor or assign transfers all or substantially all of its properties and assets to any Person, then in the case of either (A) or (B), proper provision shall be made and all Management Stockholders shall execute such documents and agreements as reasonably requested by the Company so that this Agreement shall be given full force and effect with respect to such surviving corporation or entity or such Person that acquires all or substantially all of the properties and assets of the Company or any successor or assign (any such surviving corporation, entity or Person, a “Successor Entity”), as the case may be, and the rights and obligations of each Party hereto shall continue in full force and effect such that each Party shall have the same rights and obligations with respect to the applicable Successor Entity and its securities as it has with respect to the Company and the Shares.

(j)                                     No Employment Rights. Nothing contained in this Agreement (i) obligates the Company or any affiliate of the Company to employ any Management Stockholder in any capacity whatsoever; or (ii) prohibits or restricts the Company or any affiliate of the Company from terminating the employment, if any, of any Management Stockholder at any time or for any reason whatsoever and each Management Stockholder hereby acknowledges and agrees that, except as may otherwise be set forth in any written agreement between the Company and such Management Stockholder, neither the Company nor any other person has made any representations or promises whatsoever to such Management Stockholder concerning his or her employment or continued employment by the Company or any Affiliate of the Company.

(k)                                  Offsets. The Company shall be permitted to offset and reduce from any amounts payable to a Management Stockholder the amount of any indebtedness or other obligation or payment owing to the Company by the Management Stockholder.

(l)                                     Integration. This Agreement and the AMC Stockholders Agreement constitute the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersede all prior agreements and understandings pertaining thereto, including the Management Stockholders Agreement; provided, however, that for the avoidance of doubt, it is understood and agreed that nothing in the AMC Stockholders Agreement shall be deemed to confer upon the Management Stockholders any rights beyond those expressly set forth herein.

(m)                               Further Assurances. In connection with this Agreement and the transactions contemplated thereby, each Management Stockholder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

(n)                                 Submission to Jurisdiction; Waiver of Jury Trial. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and of the United States of America sitting in Delaware for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement, (and agrees not to commence any Litigation relating thereto except in such court), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective notice address, as provided for in this Agreement, shall be effective service of process for any Litigation brought against it in any such court. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the Court of Chancery of the State of Delaware or the United States of America sitting in Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the Parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(o)                                 Successors, Assigns and Transferees. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Management Stockholder, in whole or in part (including in connection with any sale or transfer of Stock or otherwise), without prior written consent of the Company, and any attempt to make such assignment without such written consent shall be null and void.

(p)                                 No Strict Construction. This Agreement shall be deemed to be collectively prepared by the Parties, and no ambiguity herein shall be construed for or against any Party based upon the identity of the author of this Agreement or any provision hereof.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

AMC ENTERTAINMENT INC.

By:
Its:

Registration Rights Agreement

Each Management Stockholder has agreed to be bound by the terms of this Agreement by execution and delivery of the signature page set forth as Exhibit A hereto.

Registration Rights Agreement

EXHIBIT A

SIGNATURE PAGE
TO THE
MANAGEMENT STOCKHOLDERS
REGISTRATION RIGHTS AGREEMENT
OF
AMC ENTERTAINMENT INC.

By execution of this signature page, [Name] hereby agrees to become a party to, be bound by the obligations of, and receive the benefits of, that certain Registration Rights Agreement of AMC Entertainment Inc. dated as of                             , 2007 by and among AMC Entertainment Inc., and certain other parties named therein, as amended from time to time thereafter.

[Name]

Residence Address: